Exhibit 1.1

23,810,000 Shares

TAYLOR MORRISON HOME CORPORATION

Class A Common Stock

UNDERWRITING AGREEMENT

April [—], 2013

CREDIT SUISSE SECURITIES (USA) LLC AND

CITIGROUP GLOBAL MARKETS INC.,

as representatives (the “Representatives”) of the several Underwriters (as defined below),

c/o CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue,

New York, NY 10010-3629

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street,

New York, NY 10013

Ladies and Gentlemen:

1. Introductory. Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), agrees with the several underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 23,810,000 shares of its Class A common stock, par value $[—] per share (the “Securities”). Such 23,810,000 shares of Securities are hereinafter referred to as the “Firm Securities”. The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 3,571,000 additional shares of Securities (such additional shares of Securities, being hereinafter referred to as the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

Prior to, or contemporaneous with, the consummation of the offering contemplated by this Agreement, the Company will, through a series of transactions, indirectly acquire partnership interests in TMM Holdings Limited Partnership (“TMM Holdings”) with the net cash proceeds received in said offering and indirectly acquire control over the sole general partner of TMM Holdings. Immediately prior to the consummation of said offering, the existing holders of limited partnership interests in TMM Holdings will indirectly contribute their limited partnership interests in TMM Holdings to TMM Holdings II Limited Partnership, a new limited partnership formed under the laws of the Cayman Islands (“New TMM Holdings”), such that TMM Holdings and the general partner of TMM Holdings will become wholly owned subsidiaries of New TMM Holdings. In connection with these transactions, TPG TMM Holdings II, L.P. and OCM TMM Holdings II, L.P., which will be the entities through which the existing limited partners of TMM Holdings will indirectly continue to hold their equity investment in TMM Holdings, will receive shares of Class B common stock of the Company. The transactions set forth in this paragraph and described in further detail in the General Disclosure Package (as defined below), are referred to collectively as the “Reorganization”.

2. Representations and Warranties of the Company, TMM Holdings and New TMM Holdings. The Company, TMM Holdings (subject to Section 19 hereof) and New TMM Holdings, jointly and severally represent and warrant to, and agree with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-185269) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) filed pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this agreement (this “Agreement”), the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [—]:00 [p.m.] (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning given to such term in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A

“Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

References to “subsidiaries” or “Significant Subsidiaries” of the Company and similar expressions shall be construed after giving effect to the Reorganization as if the same had occurred immediately prior to the date hereof.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or any of its subsidiaries in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated April 1, 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”) or (ii) any individual

Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities, or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement (other than in the case of an Issuer Free Writing Prospectus that eliminates or corrects a previously existing conflict, untrue statement or omission in the Registration Statement). If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on its business as it is currently being conducted and to own or lease its properties as disclosed in the General Disclosure Package; and the Company is duly qualified to do business and in good standing as a foreign corporation (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of the Company and its subsidiaries, taken as a whole, or (2) materially and adversely affect the ability of the Company, TMM Holdings or New TMM Holdings to perform their respective obligations under this Agreement or the Transaction Agreements (as defined below), to the extent party thereto, or to consummate the Reorganization or any other transactions contemplated hereby or by the Transaction Agreements (any of the events set forth in clauses (1) or (2), a “Material Adverse Effect”).

(vii) Subsidiaries. Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations, but substituting 5% in place of 10% in such definition) of the Company (each, a “Significant Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation or other entity and in good standing under the laws of its jurisdiction of incorporation or formation (to the extent such a concept exists in such jurisdiction), with all requisite power and authority (corporate and other) to carry on its business as it is currently being conducted and to own or lease its properties as disclosed in the General Disclosure Package; each Significant Subsidiary is duly qualified to do business and in good standing as a foreign corporation or other entity (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interests of each Significant Subsidiary has been duly authorized and validly issued and all of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation has been fully paid and is nonassessable; and the capital stock of each Significant Subsidiary is owned free from liens, encumbrances and defects (other than liens, encumbrances, and defects that (i) could not reasonably be expected to have a Material Adverse Effect, (ii) result from transfer restrictions imposed by the Act, the securities or blue sky laws of certain jurisdictions and (iii) result from security interests disclosed in the General Disclosure Package and, in particular, those security interests described under the caption “Description of Certain Indebtedness” in the General Disclosure Package).

(viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a)(iv) hereof.

(ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xi) Listing. The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(xii) Absence of Further Requirements. Except for the filing in the State of Delaware of the amended and restated certificate of incorporation, filed as Exhibit 3.1 to the Registration Statement and the filing of the Form 8-A required for registration of the Securities pursuant to Section 12(b) of the Exchange Act, no consent, approval, authorization or order of, or filing or registration with, qualification, license or permit of or with (i) any court or government agency, body or authority or administrative agency or (ii) any other person is required to be obtained or made by the Company, TMM Holdings or New TMM Holdings, or their respective subsidiaries for (A) the execution, delivery and performance by the Company or TMM Holdings of this Agreement or (B) the offering and sale of the Offered Securities and the consummation of the Reorganization or the other transactions contemplated hereby or by the Transaction Agreements (as defined below), in each case except (1) such as have been obtained or made on or prior to the date hereof, (2) such as may be required under state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (3) where the failure to obtain such consents, approvals, authorizations or orders, filings, registrations, qualifications, licenses or permits could not, individually or in the aggregate, adversely affects the ability of the Company, TMM Holdings or New TMM Holdings to perform their respective obligations under this Agreement or the Transaction Agreements, to the extent party thereto, or to consummate the Reorganization or any other transactions contemplated hereby or by the Transaction Agreements.

(xiii) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries have peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except in each case as could not reasonably be expected to have a Material Adverse Effect.

(xiv) Absence of Defaults and Conflicts Resulting from the Transaction. None of (i) the execution, delivery or performance of this Agreement by the Company, TMM Holdings or New TMM Holdings, (ii) the offering and sale of the Offered Securities by the Company and (iii) the consummation of the Reorganization or the other transactions contemplated hereby or by the Transaction Agreements violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any property or assets of the Company or any of its subsidiaries, or a Debt Repayment Triggering Event (as defined below) pursuant to, (a) the charter or bylaws or other organizational documents of the Company or any of its Significant Subsidiaries, (b) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound or to which any of their properties are subject, (c) any statute, rule or regulation applicable to the Company or any of its Significant Subsidiaries or any of their assets or properties or (d) any judgment, order or decree of any court or governmental agency, body or authority or administrative agency, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets or properties, except, with respect to clauses (b) through (d), as could not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries.

(xv) Absence of Existing Defaults and Conflicts. Each of the Company and its Significant Subsidiaries, is not (i) in violation of its charter or bylaws or other organizational documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except as could not reasonably be expected to have a Material Adverse Effect or (iii) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees pertaining to the provision of residential mortgage or other home financing) applicable to it or any of its assets or properties (whether owned or leased), except as could not reasonably be expected to have a Material Adverse Effect, except as disclosed in the General Disclosure Package. To the knowledge of the Company, TMM Holdings and New TMM Holdings, there exists no condition (with respect to clauses (ii) and (iii) above) that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument or a violation under any such law or order, except for any such default which could not reasonably be expected to have a Material Adverse Effect.

(xvi) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and TMM Holdings. Each of the limited partnership agreement of New TMM Holdings, the amended and restated limited partnership agreement of TMM Holdings and the exchange agreement, (in each case as described in the General Disclosure Package and collectively referred to herein as the “Transaction Agreements”) have been duly authorized, executed and delivered by the Company and TMM Holdings to the extent they are a party thereto.

(xvii) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”), including, without limitation, under any applicable Environmental Laws, as are necessary to lease and operate their respective properties and to the conduct of their respective businesses as now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to have such Licenses could not reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, TMM Holdings and New TMM Holdings, it and its respective subsidiaries have fulfilled and performed all of their obligations with respect to such Licenses and have not received any notice of proceedings relating to, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, termination or modification thereof in either case, except where such failure to perform, or occurrence of such event could not reasonably be expected to have a Material Adverse Effect.

(xviii) Absence of Labor Dispute; Compliance with Law. Except as disclosed in the General Disclosure Package, there is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries, nor, to the knowledge of the Company, TMM Holdings and New TMM Holdings, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the knowledge of the Company, TMM Holdings and New TMM Holdings, threatened against any of them, except for any such complaint, grievance or arbitration that could not reasonably be expected to have a Material Adverse Effect, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries, or to the knowledge of the Company, TMM Holdings or New TMM Holdings, threatened against any of them, except for any such strike, labor dispute, slowdown or stoppage that could not reasonably be expected to have a Material Adverse Effect and (iii) to the knowledge of the Company, TMM Holdings and New TMM Holdings, there is no union representation question existing with respect to the employees of the Company or any of its subsidiaries, except for any union representation question that could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, TMM Holdings and New TMM Holdings, no material collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. Neither the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour law or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder or any similar applicable foreign law, except in each case those violations that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended) has incurred, nor reasonably expects to incur, any liability (1) under Title IV of ERISA (other than for contributions that are not past due to a Plan (defined as any employee benefit plan, within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), with respect to which the Company or any member of its Controlled Group would have any liability) or for premiums to the Pension Benefits Guaranty Corporation, in the ordinary course that are not past due and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA) or (2) (x) in excess of the amount permitted by the law applicable to a Foreign Plan (defined as any Plan in which current or former non-U.S. employees participate), (y) on account of the complete or partial termination of a Foreign Plan or the complete or partial withdrawal of any participating employer from a Foreign Plan or (z) due to the occurrence of any transaction that is prohibited under the law applicable to a Foreign Plan, except in each case covered by clauses (1) and (2) for such liabilities that could not reasonably be expected to have a Material Adverse Effect.

(xix) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to own or possess such Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect, and the expected expiration of any such Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the General Disclosure Package, (i) to the knowledge of the Company, TMM Holdings and New TMM Holdings, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company and its subsidiaries; (ii) to the knowledge of the Company, TMM Holdings and New TMM Holdings, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company and its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, TMM Holdings or New TMM Holdings, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company, TMM Holdings and New TMM Holdings are unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, TMM Holdings or New TMM Holdings, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company, TMM Holdings and New TMM Holdings are unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, TMM Holdings or New TMM Holdings, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) as could not reasonably be expected to have a Material Adverse Effect.

(xx) Environmental Laws. Except as disclosed in the General Disclosure Package and except for any matters that could not reasonably be expected to have a Material Adverse Effect, (a) (i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental entity or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances in a condition or concentration that requires investigation or remediation pursuant to Environmental Laws, (iii) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, and (iv) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; and (b) to the knowledge of the Company, TMM Holdings and New TMM Holdings, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, claim or expense pursuant to any Environmental Law. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical (including film processing chemicals), material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxi) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock”, “Description of the Capital Stock”, “Description of Certain Indebtedness”, “Certain Relationship and Related Party Transactions” and “Organizational Structure” to the extent they constitute summaries of United States federal law or regulation or legal conclusions or legal documents, accurately and fairly summarize the matters described under that heading in all material respects.

(xxii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xxiii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on, or derived from, sources that the Company, TMM Holdings and New TMM Holdings believe to be reliable and accurate.

(xxiv) Internal Controls and Compliance with Sarbanes-Oxley. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance, in all material respects, with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley as of an earlier date than it would otherwise be required to so comply under applicable law). The Company and each subsidiary (i) makes and keeps accurate books and records and (ii) maintains and will maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxv) Absence of Accounting Issues. The Audit Committee is not currently reviewing or actively investigating, and neither the independent auditor of the Company and its subsidiaries nor any internal auditor has recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the disclosure of the Company and its subsidiaries with respect to, any of their material accounting policies; (ii) any matter which could result in a restatement of the financial statements of the Company and its subsidiaries for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event, or fraud involving management or other employees who have a significant role in Internal Controls.

(xxvi) Litigation. Except as disclosed in the General Disclosure Package, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending, or, to the knowledge of the Company, TMM Holdings or New TMM Holdings, threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which the assets or property of the Company or any of its subsidiaries is or may be subject and (ii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (i) and (ii) above could reasonably be expected to have a Material Adverse Effect.

(xxvii) Financial Statements. The accountants who have certified or will certify the financial statements included or to be included as part of the General Disclosure Package and each Registration

Statement are an independent registered public accounting firm with respect to the Company and its subsidiaries within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Board (United States). Except as disclosed in the General Disclosure Package and each Registration Statement, the historical consolidated financial statements, together with related schedules and notes thereto, included in the General Disclosure Package and each Registration Statement present fairly in all material respects the financial position and results of operations of the Company or TMM Holdings at the dates and for the periods indicated. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as disclosed therein. The other financial information and data included in the General Disclosure Package and each Registration Statement, which financial information and data is derived from the Company’s or TMM Holdings’ historical consolidated financial statements, are fairly presented in all material respects and (except for any non-GAAP financial measures) prepared on a basis consistent with the Company’s or TMM Holdings’ historical consolidated financial statements, as applicable, included in the General Disclosure Package and each Registration Statement and the books and records, as applicable. The assumptions used in preparing the pro forma financial statements included in the General Disclosure Package and each Registration Statement provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. There are no financial statements that are required to be included in the General Disclosure Package under the Securities Laws that are not included as required.

(xxviii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; (iii) there has been no material adverse change, nor any development that is reasonably likely to result in a material adverse change, in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or its subsidiaries from that set forth in the General Disclosure Package (other than borrowings in the ordinary course of business) and (iv) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company or its subsidiaries taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with GAAP and are not disclosed on the latest balance sheet or notes thereto included in the Final Prospectus, nor entered into any transaction not in the ordinary course of business. Since the date hereof and since the date of the Final Prospectus, except as disclosed in the General Disclosure Package, there has not occurred any change or development that could reasonably be expected to have a Material Adverse Effect.

(xxix) Investment Company Act. Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as disclosed in the General Disclosure Package, none of them will be an “investment company” required to be registered under the U.S. Investment Company Act of 1940.

(xxx) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxi) [Reserved.]

(xxxii) Tax Matters. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure to so file could not reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties (i) currently being contested in good faith and that have been reflected on the balance sheet of the Company or its subsidiaries, as applicable, in accordance with GAAP or (ii) as could not reasonably be expected to have a Material Adverse Effect.

(xxxiii) Insurance. The Company and its subsidiaries are insured by appropriate insurers against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except where such refusal would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect, except as disclosed in the General Disclosure Package.

(xxxiv) Compliance with Anti-Money Laundering Laws and Anti-Bribery Laws. The operations of the Company and its subsidiaries are and have been conducted, in all material respects, in compliance with applicable financial record keeping and reporting requirements relating to money laundering applicable to the Company and its subsidiaries, and, to the knowledge of the Company, TMM Holdings and New TMM Holdings, any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and to the knowledge of the Company, TMM Holdings and New TMM Holdings, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or threatened, and neither the Company nor any of its subsidiaries have (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or (iii) caused the Company or its subsidiaries to be in violation of any provision of any applicable national or local law regulating payments to governmental officials or employees (including the Foreign Corrupt Practices Act of 1977, as amended).

(xxxv) OFAC. None of the Company or its subsidiaries or, to the knowledge of the Company, TMM Holdings or New TMM Holdings, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation of any U.S. sanctions administered by OFAC.

(xxxvi) No Restrictions on Payments by Subsidiaries. Except as provided by the terms of the various instruments disclosed under the caption “Description of Certain Indebtedness” in the General Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such Subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[—] per share, that number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of [—], at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, at [—] a.m., New York time, on [—], 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities that is specified in such notice. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name on Schedule A bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of [—] in the case of [—] Optional Securities and [—] in the case of [—] Optional Securities, at the above office of Cravath, Swaine & Moore LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company, TMM Holdings and New TMM Holdings. The Company, TMM Holdings (subject to Section 19 hereof) and New TMM Holdings jointly and severally agree with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (not to be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives conformed copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 5:00 p.m., New York time, on the second business day following the execution and delivery of this Agreement; provided that the Company will use its best efforts to so furnish the Final Prospectus on or prior to 5:00 p.m., New York time, the first business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements. During the period of five years hereafter, and solely to the extent the Company shall at such time maintain a listing of its Class A common stock on a national securities exchange, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. Notwithstanding the foregoing, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company, New TMM Holdings and TMM Holdings agree with the several Underwriters that the Company, New TMM Holdings and TMM Holdings will pay all expenses incident to the performance of the obligations of the Company, as the case may be, under this Agreement, including but not limited to (i) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such review up to an amount not to exceed $15,000 in the aggregate), (iii) fees and expenses incident to listing the Offered Securities on The New York Stock Exchange and other national and foreign exchanges, (iv) costs and expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities, including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including one-half of the cost of any airplane chartered in connection with the “road show”, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (vi) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (vii) all fees, expenses and disbursements of any counsel to the Company, New TMM Holdings and TMM Holdings for services performed in connection with the offering. It is understood that, except as provided in this Section and Sections 8 and 10 below, the Underwriters will pay all of their own costs and expenses incurred in connection with the offering and the other transactions contemplated hereby, including fees and disbursements of their own counsel.

(i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) (A) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”):

(i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, in each case without the prior written consent of the Representatives. The restrictions contained in the preceding sentence shall not apply to (a) the Offered Securities to be sold hereunder, (b) the mere issuance or transfer of Lock-Up Securities as part of the Reorganization pursuant to the Transaction Agreements, (c) the issuance by the Company of options to subscribe for or purchase Lock-Up Securities and other incentive compensation, including restricted shares or restricted share units, in each case under incentive plans approved by the Board and disclosed in the in the General Disclosure Package and the Final Prospectus, (d) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to terms of such incentive or similar plans, (e) the issuance by the Company of Class A common stock or securities convertible into Class A common stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto); provided that, for purposes of this clause (e), such issuances are limited to an amount equal to 5% of the total shares of Class A Common Stock outstanding immediately after the completion of the offering (assuming that all partnership interests in New TMM Holdings and corresponding shares of Class B common stock outstanding immediately after the completion of the offering are exchanged for shares of Class A common stock); provided further that recipients of such Class A common stock agree to be bound by the terms of the lockup letter in the form of Exhibit A hereto; and (f) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan, if any. The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(B) Agreement to Announce Lock-Up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives (not to be unreasonably withheld or delay), it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and each of the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and New TMM Holdings herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company and New TMM Holdings made pursuant to the provisions hereof, to the performance by the Company and New TMM Holdings of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably acceptable to the Representatives.

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, TMM Holdings or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities or proceed with the offering on the terms and in the manner contemplated by this Agreement and the General Disclosure Package; (ii) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating or any announcement that the Company or any of its subsidiaries has been placed on a negative outlook); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or any of its subsidiaries on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market the Offered Securities or proceed with the offering on the terms and in the manner contemplated by this Agreement and the General Disclosure Package.

(d) Opinion of Counsel for the Company and New TMM Holdings. The Representatives shall have received an opinion, dated such Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, and Maples and Calder, counsel for New TMM Holdings, substantially in the forms of Exhibit C-1 and Exhibit C-2 hereto.

(e) Opinion of General Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Darrell Sherman, Esq., general counsel for the Company and New TMM Holdings substantially in the form of Exhibit D hereto.

(f) Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to all matters governed by Arizona, Cayman Islands, and Delaware law upon the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Maples and Calder and Darrell Sherman, Esq. referred to in Section 7(d) and 7(e) above.

(g) Officers’ Certificate. The Representatives shall have received (i) a certificate for the Company, dated such Closing Date, of an executive officer and a principal financial or accounting officer of the Company; and (ii) a certificate for New TMM Holdings, dated such Closing Date, of an authorized signatory of the general partner of New TMM Holdings, each in which such officers or authorized signatories, as applicable shall state that: the representations and warranties of the Company and New TMM Holdings in this Agreement are true and correct; each of the Company and New TMM Holdings have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as disclosed in the General Disclosure Package or as described in such certificate.

(h) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters substantially in the form attached hereto as Exhibit A from each of the executive officers and directors of the Company and from such other persons as set forth on Schedule C hereto.

(i) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

(j) CFO Certificate. The Representatives shall have received, on the date hereof and each Closing Date, as the case may be, a certificate dated such date and signed by the chief financial officer in his capacity as such on behalf of the Company, in the form previously agreed among the parties hereto.

(k) NYSE Listing. The Offered Securities shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

(l) Concurrent Reorganization. The Company shall have amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and reclassified its common stock into Class A common stock and Class B common stock. The Amended and Restated Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware. The Reorganization Transactions (as defined in the General Disclosure Package) shall have been consummated prior to or substantially concurrently with the initial closing hereunder, as set forth in the General Disclosure Package.

The Company and New TMM Holdings will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company, TMM Holdings (subject to Section 19 hereof) and New TMM Holdings will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any reasonable and documented legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company, TMM Holdings and New TMM Holdings will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company, TMM Holdings and New TMM Holdings by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(b) Indemnification of Company, TMM Holdings and New TMM Holdings. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company, TMM Holdings and New TMM Holdings, each of their respective directors and officers who signs a Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, TMM Holdings or New TMM Holdings by such Underwriter through the Representatives specifically for use therein, and will reimburse any reasonable and documented legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession figure appearing in the fourth paragraph under the caption “Underwriting” in the General Disclosure Package and the Final Prospectus and the information contained in the seventh paragraph (related to sales of discretionary accounts), fourteenth paragraph (related to stabilization), fithteenth paragraph (related to electronic prospectus distribution) and sixteenth paragraph (related to the activities of the underwriters) under the caption “Underwriting” in the General Disclosure Package and the Final Prospectus.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above (or, if applicable, subsection (d) below) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that, with respect to each action or proceeding for which indemnification is sought, the indemnifying party shall only be required to pay the fees and expenses of (i) one firm of counsel for all indemnified parties in connection with such action or proceeding and (ii) in the case of an actual or potential conflict of interest, where the indemnified party affected by such conflict informs the indemnifying party that, based on the advice of counsel, such conflict exists or may exist and thereafter retains its own counsel, another firm of counsel for each such affected indemnified party and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel for each relevant speciality. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent (not to be unreasonably withheld or delayed).

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, TMM Holdings and New TMM Holdings on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, TMM Holdings and New TMM Holdings on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, TMM Holdings and New TMM Holdings the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, TMM Holdings and New TMM Holdings bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, TMM Holdings and New TMM Holdings or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, TMM Holdings, New TMM Holdings and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements reasonably satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements reasonably satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, TMM Holdings (subjection to Section 19 hereof), New TMM Holdings or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, TMM Holdings or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company, TMM Holdings and New TMM Holdings will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, TMM Holdings and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY, 10013, Attention: General Counsel (fax no. (212) 816-7912), with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019-3629, Attention: William J. Whelan III, Esq., or, if sent to the Company, TMM Holdings or New TMM Holdings, will be mailed, delivered or telegraphed and confirmed to it at Taylor Morrison Communities, Inc. 4900 North Scottsdale Road, Suite 2000, Scottsdale, AZ 85251, Attention: Darrell Sherman Esq., General Counsel, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention: John C. Kennedy, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors, controlling persons and other indemnified persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company, TMM Holdings and New TMM Holdings acknowledge and agree that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, TMM Holdings and New TMM Holdings, on the one hand, and any Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company, TMM Holdings and New TMM Holdings on other matters;

(b) Arms-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company, TMM Holdings and New TMM Holdings following discussions and arms-length negotiations with the Underwriters and the Company, TMM Holdings and New TMM Holdings are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company, TMM Holdings and New TMM Holdings have been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, TMM Holdings and New TMM Holdings and that the Underwriters have no obligation to disclose such interests and transactions to the Company, TMM Holdings or New TMM Holdings by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company, TMM Holdings and New TMM Holdings waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or TMM Holdings in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, TMM Holdings or New TMM Holdings, including stockholders, employees or creditors of the Company, TMM Holdings or New TMM Holdings.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Authorized Agent. TMM Holdings and New TMM Holdings hereby irrevocably appoints the Company, with offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251 (or its successors), as agent for service of process, in the County, City and State of New York, United States of America (the “Authorized Agent”) as their authorized agent upon whom process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the Authorized Agent agrees to act as said agent for service of process.

The Company, TMM Holdings, New TMM Holdings and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of this Agreement or the transactions contemplated hereby. The Company, TMM Holdings, New TMM Holdings and each Underwriter irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company, TMM Holdings, New TMM Holdings and each Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of this Agreement or the transactions contemplated hereby.

18. Guarantee. Subject to Section 19 hereof, TMM Holdings hereby absolutely, irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, all obligations of the Company under this Agreement.

19. Release of TMM Holdings. Notwithstanding anything to the contrary herein, including Section 18 hereof, TMM Holdings shall be fully and unconditionally released, without any further action on the part of the parties hereto, from all of its obligations under this Agreement (including those obligations set forth in Sections 2, 5, 8 and 18 hereof) as of the consummation of the Reorganization Transactions (as defined in the General Disclosure Package), including the contribution of all the limited partnership interests of TMM Holdings to New TMM Holdings such that TMM Holdings and the general partner of TMM Holdings become wholly owned subsidiaries of New TMM Holdings.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company, TMM Holdings and New TMM Holdings one of the counterparts hereof, whereupon it will become a binding agreement among the Company, TMM Holdings, New TMM Holdings and the several Underwriters in accordance with its terms.

Very truly yours,

TAYLOR MORRISON HOME CORPORATION,

By:
Name:
Title

TMM HOLDINGS LIMITED PARTNERSHIP,

By:
Name:
Title

TMM HOLDINGS II LIMITED PARTNERSHIP,

By:
Name:
Title

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased

Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc
Deutsche Bank Securities Inc
Goldman, Sachs & Co
J.P. Morgan Securities LLC
Zelman Partners LLC
HSBC Securities (USA) Inc.
Wells Fargo Securities LLC
FBR Capital Markets & Co.
JMP Securities LLC

Total

SCHEDULE B

1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. [—]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities.

SCHEDULE C

Lock-Up Parties

Kenneth Dar Ahrens
Philip S. Bodem
John Brady
Brad Carr
C. David Cone
Kelvin Davis
Timothy R. Eller
Charles W. Enochs
David George
Kip Gilleland
James Henry
Erik Heuser
Joseph Sydney Houssian
Graham Thomas Hughes
Maurice Johnson
Tawn Kelley
Jason Keller
Steve Kempton
Greg Kranias
Peter Lane
Kathleen Owen
Sheryl Palmer
Darrell C. Sherman
Rajath Shourie
Louis E. Steffens
Timothy J. Towell
Stephen J. Wethor
Jonathan White
Robert W. Witte
JHI Holding Limited Partnership
TPG TMM Holdings II, L.P.
OCM TMM Holdings II, L.P.

EXHIBIT A

[FORM OF LOCK-UP LETTER AGREEMENT]

Taylor Morrison Home Corporation

Public Offering of Class A Common Stock

April 1, 2013

CREDIT SUISSE SECURITIES (USA) LLC AND

CITIGROUP GLOBAL MARKETS INC.,

as Representatives of the several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, NY 10010-3629

Citigroup Global Markets Inc.

388 Greenwich Street,

New York, NY 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), TMM Holdings Limited Partnership, a limited partnership organized under the laws of the Province of British Columbia, TMM Holdings II Limited Partnership, a limited partnership organized under the laws of the Cayman Islands and each of you as representatives of a group of Underwriters named therein (the “Representatives”) relating to an underwritten public offering of Class A common stock (the “Class A Common Stock”) of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives (on behalf of the Underwriters), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the filing of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Class A Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Class A Common Stock, including any limited partnership interests of TMM Holdings II Limited Partnership or any shares of Class B common stock of the Company (collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until the date that is 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”), in each case other than with respect to (i) sales of Lock-Up Securities by the undersigned pursuant to the Underwriting Agreement, (ii) transfers or sales of Lock-Up Securities to the Company or any of its affiliates in connection with the reorganization transactions described in the prospectus relating to the Offering and related transfers to the Company made on the First Closing Date (as defined in the Underwriting Agreement), (iii) the establishment and/or increase of a put equivalent position with the Company with respect to, and the related transfers of, Lock-Up Securities to the Company for cash received in the Offering to the extent described in the prospectus relating to the Offering, including pursuant to the exercise of the over-allotment option in the Underwriting Agreement, (iv) distributions of Lock-Up Securities to limited or general partners, members, stockholders or to direct or indirect affiliates of the undersigned, including funds or other entities under common control or management with the undersigned; provided that such distributions shall not involve a disposition of value, (v) transfers of Lock-Up Securities to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the undersigned and one or more members of the undersigned’s immediately family (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided that such transfers shall not involve a disposition of value, (vi) transfers of Lock-Up Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (vii) transfers of Lock-Up Securities as bona fide gifts, (viii) [reserved] and (ix) transfers of Lock-Up Securities to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Lock-Up Securities issued upon the exercise of an option or warrant (or upon the exchange of another security or securities), or issued under an employee equity or benefit plan; provided that, in each case, (a) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise (including any filing on Form 4 under Section 16(a) of the Securities and Exchange Act of 1934) (other than, (A) any such filings made on Form 4 solely in connection with transfers described in clauses (ii) and (iii) or (B) with respect to transfers described in clause (ix), such filings made on Form 4 under transaction code “F”) and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such transfers, in each case during the Lock-Up Period; provided further that in the case of a transfer, pledge or distribution pursuant to clause (iv), (v), (vi) or (vii), each transferee, pledgee or distributee (if not already party to a lock-up agreement similar to this letter) shall execute and deliver to the Representatives a lock-up agreement in the form of this letter whereby such transferee, pledgee or distribute agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Class A Common Stock the undersigned may purchase in the Offering. For the avoidance of doubt, this letter shall not apply to any sale or other transfer by the undersigned of shares of Class A Common Stock acquired by the undersigned in open market purchases following the consummation of the Offering so long as (a) such sales or transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such sales or transfers, in each case during the Lock-Up Period.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Class A Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (any such release of earnings or announcement of a material event referred to herein as an “Event”), unless the Representatives waive, in writing, such extension; provided, however, that if none of the Underwriters publishes or otherwise distributes a research report or makes a public appearance concerning the Company within three trading days after an Event, the extension of the Lock-Up Period related to such Event (but not related to any other Event) will be only until the later of (i) the last day of the initial Lock-Up Period and (ii) the third trading day after such Event. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

Nothing in this letter shall prohibit any party hereto from converting or exchanging any Lock-Up Securities of the Company (including shares of Class B Common Stock) and/or equity interests of TMM Holdings II Limited Partnership held by it into equity securities of the Company, which equity securities shall be subject to the terms of this letter.

In addition, nothing in this letter shall prohibit the undersigned from establishing a Rule 10b5-1 trading plan during the Lock-Up Period; provided that (a) no transactions thereunder are made until after the expiration of the Lock-Up Period and (b) no public disclosure of such plan shall be required or voluntarily made until after the expiration of the Lock-Up Period.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Lock-Up Securities to a bona fide third party pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction, or vote any Lock-Up Securities in favor of any such transaction); provided, that all Lock-Up Securities subject to this letter that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this letter shall remain subject to the restrictions herein.

If (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), (ii) you receive written notification from the Company, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Offering, (iii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement relating to the Offering or (iv) the Offering is not completed by May 15, 2013, the agreement set forth above shall likewise be terminated.

[Signature Page Attached]

EXHIBIT B

[FORM OF PRESS RELEASE]

[Date]

Taylor Morrison Home Corporation

Taylor Morrison Home Corporation (“Company”) announced today that Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., the lead book-running managers in the Company’s recent public sale of [—] shares of Class A common stock, are [waiving][releasing] a lock-up restriction with respect to [—] shares of the Company’s Class A common stock held by [certain officers or directors][an officer or director][certain stockholders][a stockholder] of the Company. The [waiver][release] will take effect on [—], 2013, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C-1

[FORM OF PAUL WEISS OPINION]

[Date] , 2013

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

As representatives of the several Underwriters

named on Schedule A to the Underwriting Agreement

Ladies and Gentlemen:

We have acted as special counsel to Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of [—], 2013, among the Underwriters named on Schedule A thereto (the “Underwriters”), for whom you are acting as representatives, and the Company, relating to the purchase today by the Underwriters of [—] shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 (the “Class A Common Stock”). This opinion is being furnished at the request of the Company as contemplated by Section 7(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-185269) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on December 5, 2012, was amended on January 15, 2013 and February 13, 2013 and, we

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

are advised orally by the staff of the Commission, was declared effective by the Commission at [—] on [—], 2013. In this opinion, the Registration Statement at the time it became effective under the Act, including the information deemed to be part of the Registration Statement under Rule 430A under the Act, is referred to as the “Registration Statement”; the preliminary prospectus dated April 1, 2013 included in the Registration Statement is referred to as the “Pricing Prospectus”; the Pricing Prospectus, taken together with the price of the Shares to the public and the underwriting discount or commission, is referred to as the “Pricing Disclosure Package”; and the prospectus dated [—], 2013 included as part of the Registration Statement, as filed as required by Rule 424(b) under the Act, is referred to as the “Prospectus.”

We have been advised orally by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the Pricing Prospectus;

3.	the Prospectus;

4.	the Underwriting Agreement;

5.	a specimen certificate for the Shares; and

6.	the agreements set forth in Schedule I to this opinion (the “Reorganization Agreements”).

In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended,

2

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

and by-laws, as amended, of the Company certified by the Company as in effect on the date hereof (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company and the Pricing Committee of the board relating to the issuance of the Shares, each certified by the Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties made in the Underwriting Agreement and the Reorganization Agreements and upon certificates of public officials and officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement, and to own and hold its properties and conduct its business as described in the Registration Statement.

3

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

2. The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3. All of the issued and outstanding shares of Class A Common Stock of the Company and Class B Common Stock, par value $0.00001, of the Company (the “Class B Common Stock”) are duly authorized, have been validly issued and are fully paid and non-assessable.

4. The Class A Common Stock and Class B Common Stock conform in all material respects to the description contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”

5. There are no preemptive or other similar rights to subscribe for or to purchase shares of Class A Common Stock in the Company’s certificate of incorporation or by-laws, each as in effect on the date of this letter, or in any agreement listed as an Exhibit to the Registration Statement, or under the General Corporation Law of the State of Delaware (the “GCL”).

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7. The statements in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations for Non-U.S.

4

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

Holders of Common Stock,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

8. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included in or omitted from either of them, as to which we express no opinion.

9. The issuance and sale of the Shares by the Company, the execution and delivery by the Company of the Underwriting Agreement and the Reorganization Agreements and the performance by the Company of its obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed as an Exhibit to the Registration Statement or (iii) violate the GCL and those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement or any judgment, order or decree of any New York or federal court or governmental authority binding upon the Company listed on Schedule II to this opinion, except in the case of clause (ii) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed as an Exhibit to the Registration Statement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination,

5

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this letter, the term “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 10 below) or state securities laws, other anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

10. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company under any Applicable Law or under any judgment, order or decree listed on Schedule II to this opinion for the issuance and sale of the Shares by the Company, the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of New York, or the United States of America.

11. The Company is not and, after giving effect to the offering and sale of the Shares, and the application of their proceeds as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

6

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

The opinions expressed above are limited to the laws of the State of New York, the GCL and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

7

Schedule I

Reorganization Agreements

1.	Reorganization Agreement, dated as of [—], 2013, by and among the Company, TMM Holdings II, L.P. (“New TMM”), TMM Holdings II GP, ULC, TMM Holdings Limited Partnership, TMM Holdings (G.P.) Inc., Taylor Morrison Holdings, Inc. (“TM Holdings”), Monarch Communities Inc. (“Monarch”), TPG TMM Holdings II, L.P. (“TPG Cayman”), TPG TMM Holdings II GP, ULC, Oaktree TMM Holdings II, L.P. (“Oaktree Cayman”), Oaktree TMM Holdings II GP, ULC, [Initial LP], Builders Holdings International, L.P., Toeis, L.P., TPG Advisors VI-AIV, Inc., Oaktree TM Holdings TP, SRL, Oaktree TM Holdings CTB, LTD, JHI Holding Limited Partnership (“JHI Holding”), JHI Management Limited Partnership, the JHI Redeemed Parties (as defined therein) and the individuals listed on the signature pages thereto under the heading “Management Parties.”

2.	Registration Rights Agreement, dated as of [—], 2013, by and among the Company, TPG Cayman, Oaktree Cayman, the Managers (as defined therein) and the other parties thereto.

3.	Exchange Agreement, dated as of [—], 2013, by and among the Company, New TMM and the holders of New TMM Units (as defined therein) and shares of Class B Common Stock (as defined therein) party thereto.

4.	Stockholders Agreement, dated as of [—], 2013, by and among the Company, TPG Cayman, Oaktree Cayman, JHI Holding and the other parties thereto.

5.	Put/Call Agreement, dated as of [—], 2013, by and among the Company, TPG Cayman and Oaktree Cayman.

6.	U.S. Parent Governance Agreement, dated as of [—], 2013, by and among the Company, TM Holdings, TPG Cayman, Oaktree Cayman and JHI Holding.

7.	Canadian Parent Governance Agreement, dated as of [—], 2013, by and among the Company, Monarch, TPG Cayman, Oaktree Cayman and JHI Holding.

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

Judgments, Orders and Decrees

None.

2

EXHIBIT C-2

[FORM OF CAYMAN COUNSEL OPINION]

Our ref	AFK/603566-000016/25879665v1

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

USA

Citigroup Global Markets Inc.

388 Greenwich Street,

New York, NY 10013

as Representatives of the several Underwriters (each as defined below)

[    ] 2013

Dear Sirs

[Partnership Name]

We have acted as counsel as to Cayman Islands law to [Partnership Name] (the “Partnership”), a Cayman Islands exempted limited partnership, and to [Foreign company], a foreign company incorporated or established in the province of British Columbia, Canada and registered as a foreign company in the Cayman Islands, in its capacity as general partner to the Partnership (the “General Partner”) in connection with the underwriting agreement made as of [date] 2013 (the “Transaction Document”) among the Partnership, Taylor Morrison Home Corporation and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (as representatives of the several Underwriters named in Schedule A therein, the “Representatives”).

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of registration dated [date] of the General Partner as a foreign company under Part IX of the Companies Law (2012 Revision) (the “Companies Law”).

1.2	The certificate of registration of the Partnership as an exempted limited partnership under section 9 of the Exempted Limited Partnership Law (2012 Revision) (the “Law”) dated [date].

1.3	The statement signed on behalf of the General Partner pursuant to section 9(1) of the Law relating to the Partnership.

1.4	The partnership records of the Partnership maintained at its registered office in the Cayman Islands.

1.5	The initial exempted limited partnership agreement of the Partnership dated [date] as amended and restated by the amended and restated limited partnership agreement dated [date] between the General Partner and each of the limited partners named therein (the “Limited Partners”) (the “Partnership Agreement”).

1.6	A certificate of good standing in relation to the General Partner issued by the Registrar of Companies dated [date].

1.7	A certificate of good standing in relation to the Partnership issued by the Registrar of Exempted Limited Partnerships dated [date] (together with the certificate of good standing in relation to the General Partner, referred to as the “Certificates of Good Standing”).

1.8	[The consent of the Partnership’s [Advisory/Investment Committee] pursuant to Clause [ ] of the Partnership Agreement.]

1.9	A certificate of the General Partner, a copy of which is attached to this opinion letter (the “General Partner’s Certificate”).

1.10	The Transaction Document.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the General Partner’s Certificate and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The existence and good standing of the General Partner as a [ ] established in the province of British Columbia, Canada and the due authorisation, execution and unconditional delivery of (i) the Partnership Agreement by the General Partner; and (ii) the Transaction Document by the General Partner on behalf of the Partnership, in each case as a matter of the laws of British Columbia, Canada and all other relevant laws (other than the laws of the Cayman Islands).

2.2	The Partnership Agreement and the Transaction Document have been or, as the case may be, will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands).

2.3	Save as mentioned in paragraph 1.5 above, the Partnership Agreement has not been otherwise amended, varied, waived or supplemented.

2.4	The Transaction Document is, or will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the law of the State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the Partnership, the laws of the Cayman Islands).

2.5	The choice of the Relevant Law as the governing law of the Transaction Document has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York (the “Relevant Jurisdiction”) and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.6	The choice of Cayman Islands law as the governing law of the Partnership Agreement has been made in good faith.

2.7	Where a Transaction Document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of a Transaction Document marked to show changes to a previous draft, all such changes have been accurately marked.

2.8	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.9	All signatures, initials and seals are genuine.

2.10	The capacity, power, authority and legal right of all parties under all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Partnership Agreement and the Transaction Document.

2.11	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Partnership or the General Partner prohibiting or restricting each of them from entering into and performing their obligations under the Transaction Document.

2.12	No monies paid to or for the account of any party under the Transaction Document represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law, 2008 and the Terrorism Law (2011 Revision), respectively).

2.13	At all times the affairs of each of the General Partner and the Partnership have been conducted in accordance with the Partnership Agreement.

2.14	The transactions contemplated by the Transaction Document do not breach the conditions contained within the Partnership Agreement including the investment restrictions set out in the Partnership Agreement.

2.15	All necessary consents have been given, actions taken and conditions met or validly waived pursuant to the Partnership Agreement and the Transaction Document.

2.16	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law or the laws of the jurisdictions in which the General Partner and the Limited Partners are registered or incorporated.

2.17	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The General Partner has been duly registered as a foreign company under Part IX of the Companies Law and is in good standing under the laws of the Cayman Islands.

3.2	The Partnership has been duly established and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands.

3.3	The Partnership has all requisite capacity, power and authority under the Partnership Agreement to enter into and perform its obligations under the Transaction Document.

3.4	The execution and delivery of the Transaction Document does not, and the performance by the Partnership of its obligations under the Transaction Document will not, conflict with or result in a breach of any of the terms or provisions of the Partnership Agreement or any law, public rule or regulation applicable to the General Partner or the Partnership currently in force in the Cayman Islands.

3.5	The execution, delivery and performance of the Transaction Document has been authorised in accordance with the provisions of the Partnership Agreement and upon the execution and unconditional delivery of the Transaction Document by [name] for and on behalf of the General Partner acting in its capacity as general partner of the Partnership, the Transaction Document will have been duly executed and delivered by the Partnership.

3.6	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Transaction Document by and on behalf of the Partnership;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Document against the Partnership; or

(c)	the performance by the Partnership of its obligations under the Transaction Document.

3.7	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Document;

(b)	the enforcement of the Transaction Document; or

(c)	payments made under or pursuant to, the Transaction Document.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.8	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Document.

3.9	Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of formation of the Partnership and registration of the General Partner to the close of business (Cayman Islands time) on [date] (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (the “Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Partnership or the General Partner is a defendant or respondent.

3.10	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.11	It is not necessary to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Transaction Document that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	Applicable court fees will be payable in respect of the enforcement of the Transaction Document.

4.2	Cayman Islands stamp duty may be payable if the original Transaction Document is brought to or executed in the Cayman Islands.

4.3	Notwithstanding registration, an exempted limited partnership is not a separate legal person distinct from its partners. An exempted limited partnership must act through its general partner and the general partner must execute all agreements and contracts on behalf of the exempted limited partnership. References in this opinion to the “Partnership” taking any action (including executing any agreements) should be construed accordingly.

4.4	To maintain the General Partner and the Partnership in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies and the Registrar of Exempted Limited Partnerships within the time frame prescribed by law.

4.5	Under the laws of the Cayman Islands any term of the Transaction Document which is governed by Cayman Islands law may be amended or waived orally or by the conduct of the parties thereto, notwithstanding any provision to the contrary contained in the Transaction Document.

4.6	The obligations of the General Partner or the Partnership may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.7	Any provision of the Transaction Document purporting to impose obligations on or grant rights to a person who is not party to the Transaction Document or the Partnership Agreement (a “third party”) may not be enforceable by or against that third party.

4.8	Under Cayman Islands law, agreements such as the Transaction Document are effective from the date on which they are executed and delivered by all the parties to it, notwithstanding any prior “as of” date on their face.

4.9	In the case of an exempted limited partnership formed under the Law the general partner(s) are liable for partnership debts (i.e. debts validly contracted by them on behalf of the partnership) to the extent the partnership assets are insufficient to meet those debts, and the liability of the limited partners is limited to the extent provided in the Law. The general partner(s) (in the case of an exempted limited partnership) enter into all agreements on behalf of the exempted limited partnership under general legal principles of agency as modified by the terms of the partnership agreement, the Law and the Partnership Law (2011 Revision). Under the terms of the Law, any property of the exempted limited partnership which is conveyed to or vested in or held by the general partner is an asset of the exempted limited partnership held upon trust in accordance with the terms of the partnership agreement.

4.10	A certificate, determination, calculation or designation of any party to the Partnership Agreement or the Transaction Document as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.11	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all).

4.12	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.13	The dissolution of the Partnership will be subject to the provisions of and the procedures required by section 15 of the Law.

4.14	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Document and enforce the remainder of the Transaction Document or the transaction of which such provisions form a part, notwithstanding any express provisions in the Transaction Document in this regard.

4.15	We are not qualified to opine as to the meaning, validity or effect of any references to foreign (i.e. non Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Transaction Document.

4.16	Legal proceedings against an exempted limited partnership may be instituted in the name of the general partner(s) and no limited partner shall be a party to or named in such proceedings unless the court deems it just and equitable to join in limited partners who may be liable in the circumstances contemplated in section 7(2) or section 14(1) of the Law.

4.17	We have not been provided with, and therefore express no opinion on the enforceability of, any side letter entered into pursuant to the Partnership Agreement. The statutory and fiduciary duties applicable to the General Partner when exercising its powers may affect the enforceability of any such side letter, depending upon the specific circumstances.

We express no view as to the commercial terms of the Transaction Document or whether such terms represent the intentions of the parties, and make no comment with regard to warranties or the representations which may be made therein.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Transaction Document and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent, except as required by law.

Yours faithfully

Maples and Calder

EXHIBIT D

[FORM OF GENERAL COUNSEL OPINION]

1.                     , 2013

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

As representatives of the several Underwriters

named on Schedule A to the Underwriting Agreement

Ladies and Gentlemen:

I am the General Counsel of Taylor Morrison Home Corporation (“Taylor Morrison”) and TMM Holdings II Limited Partnership (“TMM” and together with Taylor Morrison, the “Companies”) with oversight responsibility for legal matters with respect to the Companies in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of the date hereof, among the Underwriters named on Schedule A thereof (the “Underwriters”), TMM Holdings Limited Partnership and the Companies, relating to the purchase today by the Underwriters of [—] shares of the Class A common stock, par value $0.00001 (the “Shares”), of Taylor Morrison. This opinion is being furnished at the request of the Representative as contemplated by Section 7(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given to those terms in the Underwriting Agreement.

Taylor Morrison has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-185269) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

December 5, 2012, was amended on January 15, 2013 and February 13, 2013 and, I am advised orally by the staff of the Commission, was declared effective by the Commission at [—] on [—], 2013. In this opinion, the Registration Statement at the time it became effective under the Act, including the information deemed to be part of the Registration Statement under Rule 430A under the Act, is referred to as the “Registration Statement”; the preliminary prospectus dated April 1, 2013 included in the Registration Statement is referred to as the “Pricing Prospectus”; and the prospectus dated [—], 2013 included as part of the Registration Statement, as filed as required by Rule 424(b) under the Act, is referred to as the “Prospectus.”

In connection with the furnishing of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents (items (1) and (4), the “Transaction Documents”):

1.	the Registration Statement;

2.	the Pricing Prospectus;

3.	the Prospectus; and

4.	the Underwriting Agreement.

In addition, I have examined such corporate records of the Companies as well as such certificates, agreements and documents as I deemed relevant and necessary as a basis for the opinion and belief expressed below. I have also relied upon oral and written statements of officers and representatives of the Companies, the factual matters contained in the representations and warranties of the Companies made in the Underwriting Agreement and upon certificates of public officials and the officers of the Companies.

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Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

In my examination of the documents referred to above, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete. I have also assumed that each Transaction Document has been duly executed and delivered by and represents the valid and legally binding obligation of each party thereto.

Whenever I indicate that my opinion is based upon my knowledge or words of similar import, my opinion is based solely on my actual knowledge and without any independent verification.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, I am of the opinion that, to my actual knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against the Companies or any of their respective subsidiaries that would be reasonably likely to materially adversely affect the consummation of the transactions contemplated by the Underwriting Agreement, including, without limitation, the offering of the Shares.

I am admitted to the bar in the State of Arizona and my opinion expressed above is limited to the laws of the State of Arizona and the federal laws of the United States of America that are currently in effect. Insofar as my opinion requires

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Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

interpretation of the documents, with your consent: (i) I have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning; (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of Arizona in resolving such questions, although certain of the Transaction Documents may be governed by other laws which differ from Arizona law; and (iii) I express no opinion with respect to a breach or default under any Transaction Document that would occur only upon the happening of a contingency.

The opinion expressed above is given as of the date of this letter. This letter is furnished by me solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without my prior written consent. I disclaim any obligation to notify any person or entity after the date of this letter if any change in fact or law would change my opinion with respect to any matter set forth in this letter.

Very truly yours,

Darrell Sherman

Vice President, Secretary & General Counsel
Taylor Morrison Home Corporation
TMM Holdings II Limited Partnership

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